                                                                    EXHIBIT 10.1

                                SECOND AMENDMENT
                                       TO
             FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

         Second Amendment dated as of April 14, 2003 to the Fourth Amended and Restated Revolving Credit and Term Loan Agreement (the "Second Amendment"), by and among LEASECOMM CORPORATION, a Massachusetts corporation (the "Borrower"), FLEET NATIONAL BANK, a national banking association ("Fleet"), the other financial institutions from time to time party thereto (together with Fleet, the "Lenders") and FLEET NATIONAL BANK, as agent for the Lenders (the "Agent") made as of August 22, 2000 (as amended and in effect from time to time, the "Credit Agreement"). Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrower and the Lenders have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Second Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. WAIVER. Subject to the satisfaction of the conditions specified in Section 4 herein, but with effect retroactive to the date on which the Defaults or Events of Default described on Annex A hereto (solely for the periods described on such Annex A, the "Specified Defaults") occurred, the Agent and the Lenders hereby (a) permanently waive such Specified Defaults and (b) rescind that certain notice of demand, dated March 5, 2003 from the Agent to the Borrower.

         SECTION 2. RATIFICATION OF EXISTING AGREEMENTS. The Borrower agrees that the Obligations, as evidenced by or otherwise arising under the Credit Agreement and the other Loan Documents, except as otherwise expressly modified in this Second Amendment upon the terms set forth herein, are, by the Borrower's execution of this Second Amendment, ratified and confirmed in all respects. In addition, by the execution of this Second Amendment, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding as of the date hereof with respect to such Obligations. As of April 15, 2003, the aggregate principal amount of the Conversion Term Loan is $110,450,587.80 and the aggregate accrued and unpaid interest on the Conversion Term Loan is $250,992.64.

         SECTION 3. AMENDMENTS. Subject to the satisfaction of the conditions specified in Section 4, but with effect on and after the Effective Date (as defined in Section 4), the Credit Agreement shall be amended as follows:

         3.1.     DEFINITIONS.

         (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

                  Asta Transaction. See Section 5.5 of the Second Amendment to this Agreement.

                  Attorneys General Settlements. Means collectively: (i) the Stipulated Final Judgment and Order to be entered by consent in the matter of Federal Trade Commission v. Leasecomm Corporation and MicroFinancial Incorporated, in the United States District Court for the District of Massachusetts; and (ii) a final judgment or order by consent to be entered in various civil actions to be filed against Leasecomm Corporation and MicroFinancial Incorporated by the Commonwealth of Massachusetts and the States of Florida, Texas, Illinois, North Carolina, Kansas and North Dakota, and in The People of the State of California v. Roma Computer Solutions, Inc., et al., Ventura County Superior Court Case No. CIV 207490.

                  Blocked Account. Account number 657607472 at National City Bank or any successor account serving as a blocked account into which receipts related to the Contract Assets (as defined in the MFI I Indenture) or Series Assets are deposited under the Securitization Documents.

                  Budget. See Section 5.20.

                  Co-Sale Agreement. The Co-Sale Agreement, dated as of April 14, 2003 by and among the Parent, each of the parties listed as Lenders on Exhibit A thereto and each of the parties listed as Inside Investors on Exhibit B thereto.

                  Excess Cash Flows. As at the end of each month, the amount by which the amount in the line item "Cash and Cash Equivalents end of period", as set forth in the Excess Cash Flow reconciliation reports required to be delivered monthly pursuant to Section 5.19 hereof, exceeds the sum of (i) $6,000,000 plus (ii) the amount of Restricted Cash plus (iii) if approved by the Majority Lenders, the amount of the Redemption Deposit, in each case, as set forth in the Excess Cash Flow reconciliation report.

                  Iron Mountain Agreement. See Section 5.21.

                  MFI I. MFI Finance Corp. I.

                  MFI I Indenture. The Amended and Restated Indenture, dated as of September 1, 2001, among the Parent, MFI Finance Corp. I and Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as supplemented by (a) the Supplement to Indenture Contract Backed Notes, Series 2000-2, dated as of December 1, 2000, (b) the Supplement to Indenture, Contract-Backed Notes, Class A, Series 2001-3, dated as of September 1, 2001, and (c) the Supplement to Indenture Contract-Backed Notes, Class B, Series 2001-4, dated as of September 1, 2001.

                  MFI II. MFI Finance II, LLC.

                  MFI II Indenture. The Indenture, dated as of September 1, 2001, among the Parent, MFI II and Wells Fargo, as supplemented by the Supplement to Indenture Asset-Backed Notes, Series 2001-1, dated as of September 1, 2001.

                  New Entities. See Section 5.5 of the Second Amendment to the Credit Agreement.

                  New Subordinated Debt. Those certain subordinated capital notes issued by the Parent and/or the Borrower and/or a New Entity, in form and substance satisfactory to the Agent, issued to any persons, entity or entities providing funds to make a prepayment of the Conversion Term Loan in connection with the Asta Transaction and pursuant to Section 5.5 of the Second Amendment to the Credit Agreement, on terms and conditions satisfactory to the Agent and the Lenders, including but not limited to, those terms and conditions listed on Schedule 1.1 hereto.

                  Operating Account. Account number 52265235 at Fleet National Bank, or any successor operating account consented to by Fleet and contemplated by the Agreement Regarding Operating Account, dated as of September 1, 2001 among Wells Fargo, the Agent, Fleet National Bank in its capacity as the depository bank, the Borrower, the Parent, MFI I and MFI II.

                  Parent Security Agreement. The Security Agreement, dated as of April 14, 2003, granted to the Agent by the Parent as security for the Parent's obligations in respect of the Parent Guarantee.

                  Parent Stock Pledge Agreement. The Stock Pledge Agreement, dated as of April 14, 2003, granted to the Agent by the Parent as security for the Parent's obligations in respect of the Parent Guarantee.

                  Redemption Deposit. Cash contributed to MFI I or MFI II by either of the Companies and deposited to a redemption account to accomplish a redemption of notes under the MFI I Indenture or the MFI II Indenture, provided that (i) such deposit shall only be made with the prior written consent of the Majority Lenders and (ii) such amounts shall not be on deposit in such redemption account for more than thirty
         (30) days.

                  Registration Rights Agreement. The Registration Rights Agreement, dated as of April 14, 2003 by and among the Parent and the Holders (as defined therein).

                  Restricted Cash. Cash collected in respect of any of the Series Assets or Contract Assets (as defined in the Securitization Documents) and held (a) in the Operating Account, (b) in the Blocked Account or (c) by the Parent, pending deposit to the Blocked Account, in the ordinary course of performing its servicing duties under the Securitization Documents.

                  Securitization Documents. Each of (i) with respect to MFI I, a Special Purpose Subsidiary of the Borrower, (a) the MFI I Indenture,
         (b) the Servicing Agreement, dated as of March 1, 2000 among the Parent, MFI I and Wells Fargo

         (successor to Norwest Bank Minnesota National Association), (c) the Contract Acquisition Agreement, dated as of March 1, 2000 among the Borrower and MFI I, (d) the Series 2000-2, 2001-3 and 2001-4 Contract Backed Notes, dated December 18, 2000, September 21, 2001 and September 21, 2001 respectively and related Purchase Agreements, dated December 18, 2000, September 21, 2001 and September 21, 2001 respectively, (e) the Insurance and Indemnity Agreement, dated December 18, 2000, among Ambac Assurance Corporation, MFI I, the Borrower, the Parent and Wells Fargo and related Note Insurance Policy dated December 18, 2000 and (f) Insurance and Indemnity Agreement, dated September 21, 2001 among Ambac Assurance Corporation, MFI I, the Borrower, the Parent and Wells Fargo and related Note Insurance Policy, dated September 21, 2001; (ii) with respect to MFI II, a Special Purpose Subsidiary of the Borrower, (a) the MFI II Indenture, (b) the Series 2001-1 Asset Backed Notes, dated September 21, 2001 and related Purchase Agreement, dated September 21, 2001, (c) the Contract Acquisition Agreement, dated as of September 21, 2001, between the Borrower and MFI II and (d) the Servicing Agreement, dated as of September 1, 2001, among the Parent, MFI II and Wells Fargo; (iii) the Agreement Regarding Operating Account, dated as of September 1, 2001 among Wells Fargo, the Agent, Fleet National Bank in its capacity as the depository bank, the Borrower, the Parent, MFI I and MFI II and (iv) all other agreements and modifications entered into by the parties with respect to the foregoing agreements.

                  Series Assets. With respect to each series of notes issued under the MFI II Indenture, the Series Contracts, the related Contract Assets, and the Series Underlying Notes (as such terms are defined in the MFI II Indenture

                  Tax Refund Assignment. Fully-executed copies of United States Internal Revenue Service forms 2848 and 8821 and U.S. Treasury Department form 234, each in form and substance reasonably satisfactory to the Agent.

                  Warrant Purchase Agreement. The Warrant Purchase Agreement, dated as of April 14, 2003 by and among the Parent and the parties listed as Investors on the signature pages thereto.

                  Warrants. The Warrants to purchase shares of Common Stock of the Parent, issued to the Lenders pursuant to Section 5.8 of the Second Amendment to the Credit Agreement.

                  Wells Fargo. Wells Fargo Bank, National Association.

         (b) The definition of "Conversion Term Loan Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

                  "Conversion Term Loan Maturity Date. January 31, 2005."

         (c) The definition of "Loan Documents" set forth in Section 1.1 of the Credit Agreement is hereby amended to add the following text after the phrase "Subsidiary Guarantees" contained therein:

                  ", the Warrants, the Registration Rights Agreement and the Co-Sale Agreement".

         (d) The definition of "Lease" set forth in Section 1.1 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

                  "Any lease agreement, installment sales contract or other agreement (including any and all schedules, supplements and amendments thereon and modifications thereof) entered into by the Borrower or the Parent as lessor or seller".

         (e)      The definition of "Security Documents" set forth in Section
1.1 of the Credit Agreement is hereby amended to add the following text after the phrase "Security Agreement" contained therein:

                  ", the Parent Security Agreement, the Parent Stock Pledge Agreement".

         (f) The definition of "Subordinated Debt" set forth in Section 1.1 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

                  "Indebtedness of the Parent or any of its Subsidiaries, including the Borrower, which is expressly subordinated and made junior to the payment and performance in full of the Obligations and the Guaranteed Obligations (as defined in the Parent Guaranty) on terms and conditions satisfactory to the Agent and the Majority Lenders including, without limitation,
                  (a) those certain subordinated capital notes of the Parent issued to Andrew G. Mills, Dkfm. Fritz Froehlich, Judith B. Keyes Trust, Jonathan M. Keyes Trust, Henry M. Keyes Irrevocable Trust, Henry M. Keyes Trust, Richard F. Latour, Bay Resource Corporation Money Purchase Pension Plan FBO PGR Lloyd IRA R/O, John Bryan Mims, Susan A. Mims, Peter R. and Christa R. Bleyleben, Salomon Smith Barney Custodian FBO Brian
                  E. Boyle IRA (676- 65812) and Torrence C. Harder and (b) the New Subordinated Debt".

         3.2. LIBOR LOANS. Section 2.6(b) of the Credit Agreement is hereby amended to read, in its entirety, as follows:

         "(b)     LIBOR Loans. Notwithstanding anything contained herein to the contrary, LIBOR Loans shall not be available after the Borrowing Base Maturity Date."

         3.3. INTEREST ON CONVERSION TERM LOAN. Section 2.6(d) of the Credit Agreement is hereby amended to read, in its entirety, as follows:

         "(d)     Conversion Term Loan. Any Conversion Term Loan shall bear
interest on the outstanding principal amount at a rate per annum equal to the Alternate Base Rate, plus 2.00%"

         3.4. DEFAULT INTEREST. Section 2.6(e) of the Credit Agreement is hereby amended to read, in its entirety, as follows:

         "(e)     Default Interest. If an Event of Default shall occur as result of (i) the occurrence of any of the events listed in, or the Companies' failure to comply with any of the following Sections of the Credit Agreement: 5.14, 5.20, 7.1, through 7.8, 7.10, 7.13, 8.l(a), 8.l(e) (provided that the Borrower may pay any Indebtedness within the scope of Section 7.l(d) hereof, within the time period specified in such
Section 7.l(d)), 8.l(f), 8.l(g), 8.l(h), 8.1(j) or 8.1(o) or with any of the following Sections of the Second Amendment to the Credit Agreement: 5.1, 5.2, 5.4, 5.6, 5.7 (only as it applies to Sections 7.1 through 7.8, 7.10 and 7.13 of the Credit Agreement), 5.8, or 5.9 or (ii) for a continuous period of fourteen
(14) days, the Companies' failure to comply with any other term, covenant or agreement contained in the Credit Agreement or any other Loan Document, then, at the option of the Agent, or at the direction of the Majority Lenders, the unpaid balance of the Loans shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to 3% per annum above the interest rate applicable to each such Loan in effect on the day such Event of Default occurs, until such Event of Default is cured or waived.".

         3.5. AMORTIZATION OF CONVERSION TERM LOAN. Section 2.8(a) of the Credit Agreement is hereby amended to read, in its entirety, as follows:

         "(a)     The Revolving Credit Loans have been converted into a term loan (the "Conversion Term Loan"). The principal of the Conversion Term Loan shall be payable in accordance with the amortization schedule set forth in Schedule 2.8(a), or, if any payment date set forth on Schedule 2.8(a) is not a Business Day, such payment shall be due on the next Business Day thereafter. In addition to the payments set forth on
         Schedule 2.8(a), the remaining unpaid principal balance of the Conversion Term Loan, together with all unpaid interest thereon and all fees and other amounts due with respect thereto, shall be due and payable on the Conversion Term Loan Maturity Date."

         3.6. TAXES. Section 5.4 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

         "5.4     Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due, except for any tax, assessment or charge that is being contested in good faith by appropriate proceedings, and so long as no Encumbrance securing such tax, assessment or charge shall be enforced."

         3.7. LENDERS' CONSULTANT. Section 5.15(e) of the Credit Agreement is hereby amended to read, in its entirety, as follows:

         "(e)     (i) a review of (A) the Budget, (B) tax refund issues, (C)
         Collateral monitoring procedures with respect to the maintenance of Leases at the offices of Iron Mountain Incorporated and (ii) the performance of quarterly field examinations, monthly validation of Excess Cash Flows, monitoring payroll and review and verification of all executed offers, executed term sheets and executed letters of intent provided in connection with a refinancing of either of the Companies."

         3.8. BORROWER'S CONSULTANT. Section 5.16 of the Credit Agreement is hereby amended by adding the following text to the end of existing Section 5.16:

         "Additionally, the Borrower's Consultant shall, immediately upon receipt, provide the Agent, counsel to the Agent and the Lenders' Consultant with copies of any and all executed offers, executed term sheets and executed letters of intent, along with all material subsequent or related documents, in connection with a refinancing of either of the Companies."

         3.9. TAX REFUND; PREPAYMENT. Section 5 of the Credit Agreement is hereby amended by adding the following Section 5.18 thereto:

         "5.18    Tax Refund. The Companies shall prepay the Conversion Term
         Loan in an amount equal to 100% of all tax refund proceeds received by the Companies (including, without limitation, tax refunds in respect of United States federal income taxes and all state taxes), minus $1,500,000 (the "Reserve Amount") to be held in reserve for the payment of state taxes owed in respect of fiscal years 1998 and 1999. Such prepayments shall be (a) made in accordance with Section 2.9, (b) made contemporaneously with the receipt of any such tax refund and (c) applied to the remaining scheduled principal repayments of the Conversion Term Loan in the inverse order of maturity. The Companies further agree that they shall file all tax returns in a timely manner and that they, in consultation with their outside professionals, will diligently and expeditiously pursue the tax refunds contemplated by this Section 5.18. To the extent that the Agent receives any tax refund proceeds from the Internal Revenue Service, the Agent agrees that it shall deliver to the Companies such Reserve Amount".

         3.10. EXCESS CASH FLOW; PREPAYMENT. Section 5 of the Credit Agreement is hereby amended by adding the following new Section 5.19 thereto:

         "5.19    Excess Cash Flow. Within five (5) days of the end of each
         month, commencing with the month ending on March 31, 2003, the Borrower shall (i) deliver to the Agent an Excess Cash Flow reconciliation report, in form of Exhibit G hereto and (ii) apply all Excess Cash Flows, as determined on a monthly basis and tested on the last day of such month, to prepay the Conversion Term Loan in accordance with
         Section 2.9, with such prepayments being applied to the remaining scheduled principal repayments of the Conversion Term Loan in the inverse order of maturity, provided that, with respect to the month ending March 31, 2003, such report and such payment shall be due not later than April 21, 2003 and shall not include those payments which are (a) acceptable to the Agent and listed on the Excess Cash Flow reconciliation report delivered on the Effective Date (as defined in the Second Amendment to the Credit Agreement) as payments to be made in connection with the closing of the Second Amendment to the Credit Agreement and (b) made on or about the Effective Date.".

         3.11. BUDGET. Section 5 of the Credit Agreement is hereby amended by adding the following new Section 5.20 thereto:

         "5.20    Budget. The 2003-2004 budget, attached hereto as Exhibit H, and which includes, among other things, line items for payroll disbursements and for payments, disbursements, fees and other amounts paid or to be paid in connection with the Attorneys General Settlements (the "Budget") shall be the Budget of the Companies until the Conversion Term Loan Maturity Date."

         3.12. COLLATERAL. Section 5 of the Credit Agreement is hereby amended by adding the following new Section 5.21 thereto:

         "5.21    Maintenance of Leases. The Borrower shall maintain all
         original Leases that constitute Collateral of the Lenders at the offices of Iron Mountain Incorporated located at 96 High Street, Billerica, MA 01862, or at the offices of another document management company reasonably acceptable to the Agent ("Iron"). The process to move such Leases to Iron shall be completed by May 31, 2003. The maintenance procedures with respect to such Leases, shall be set forth in an agreement between the Agent, the Borrower, the Parent and Iron, in form and substance reasonably satisfactory to the Agent (the "Iron Mountain Agreement") and shall include, among other things, provisions stating that (i) the Companies, the Agent, counsel to the Agent and the Lenders' Consultant shall have access to the Leases, on terms and conditions satisfactory to the Agent, (ii) on a quarterly basis, from and after April 14, 2003, a digital image of all such Leases (together with all related documentation and correspondence which is imaged by the Borrower in the ordinary course of its business, but exclusive of those Leases reasonably identified to the Agent and as to which the Agent shall have agreed) will be provided to the Agent, (iii) the Agent, counsel to the Agent or the Lenders' Consultant may retain an information technologies consultant to establish procedures through which the Agent and the Lenders may access such digital images and (iv) the Companies may not remove any original Leases from Iron, provided that the Borrower may temporarily remove an original Lease from Iron if
         (a) the Borrower's possession of the original Lease is required in order for the Borrower to enforce its rights and remedies in respect of the Lease and (b) the Borrower has obtained the prior written consent of the Agent to remove such original Leases from Iron, such consent not to be unreasonably withheld. The Companies shall provide to the Agent a fully-executed copy of the Iron Mountain Agreement, in form and substance reasonably acceptable to the Agent, no later than April 30, 2003."

         3.13. FINANCIAL COVENANTS. Section 6 of the Credit Agreement is hereby amended by deleting Section 6 in its entirety and replacing it with the following:

                  "Intentionally Omitted"

         3.14. INDEBTEDNESS. Section 7.1 of the Credit Agreement is hereby amended by:

         (a) adding the following new text to subsection (d) immediately following the text reading "in conformity with customary trade terms and practices":

                  "(the parties hereto agree that, for the purposes of this subsection (d), so long as such liabilities are paid and discharged within 90 days of the date that they become due and payable, such payment and discharge shall be deemed to be in conformity with customary trade terms and practices)"; and

         (b)      adding the following new subsection (i) thereto:

                  "(i)     Indebtedness in respect of pending litigation and /or
         in respect of judgment liens that would not otherwise constitute a Default hereunder".

         3.15. RESTRICTED PAYMENTS. Section 7.6 of the Credit Agreement is hereby amended by deleting subsections (b), (c) and (d) of Section 7.6 in their entirety.

         3.16. PAYMENTS ON SUBORDINATED DEBT. Section 7.7 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

         "7.7     Payments on Subordinated Debt. The Borrower shall not make any payment or prepayment of principal of or interest on, or any other payment in respect of Subordinated Debt, except regularly scheduled payments of cash interest on the New Subordinated Debt, until the Obligations have been paid in full, in cash."

         3.17. DISBURSEMENTS IN ACCORDANCE WITH BUDGET. Section 7 of the Credit Agreement is hereby amended by adding the following new Section 7.13 thereto:

         "7.13    The Companies may not make disbursements that, on a monthly and cumulative basis, exceed (i) on an aggregate basis, by more than l0%, those disbursements set forth in the Budget or (ii) with respect to any of the following line items: "Payroll Related"; "Net Cash Used in Investing Activities"; and "Subtotal SG&A" by more than l0%, the amounts set forth in the Budget for such line items, in each case, without the express written consent of the Agent and the Majority Lenders, provided that notwithstanding anything to the contrary in this paragraph the Companies may, (a) make disbursements in excess of such amounts (on a monthly and cumulative basis) in an amount not in excess of the amount by which the actual amount of the line item "Debt Balance After Principal, Tax, Additional and Excess Payments" is less than the amount set forth in the Budget for such line item, as tested on a monthly or cumulative basis, as applicable; (b) make payments in connection with the termination of its leases or leasehold interests in real property in Waltham, Massachusetts, Newark California and Herndon, Virginia up to the maximum amount of $800,000; (c) make payments of fees, expenses and other charges to the Agent and the Lenders, including without limitation, fees and expenses specified in Section 10 of this Second Amendment (except with respect to Agent fees and fees paid pursuant to Section 5.1 of this Second Amendment); (d) make payments to federal, state and local taxing authorities with respect to taxes and estimated taxes owed for its fiscal years 2003 and 2004; (e) make any disbursements necessary to discharge their obligations in respect of the Securitization Documents and (f) with the prior written consent of the Majority Lenders, make Redemption Deposits and apply such Redemption Deposits to accomplish a redemption of notes under the MFI I Indenture or the MFI II Indenture."

         3.18. EVENTS OF DEFAULT. Section 8 of the Credit Agreement is hereby amended by (a) adding the text "or the Parent" immediately following the text "the Borrower" and (b) as applicable, amending the text "its Subsidiaries" to read "their Subsidiaries" in each of the following subsections: Section 8.l(b), 8.l(c), 8.l(d), 8.l(h) and 8.l(k).

         3.19. DISBURSEMENTS TO ATTORNEYS GENERAL. Section 8 of the Credit Agreement is hereby amended by adding the following new Section 8.1(o) thereto:

         "(o)     the aggregate payments, disbursements, fees and other amounts paid by either of the Companies in connection with the Attorneys General Settlements, prior to the Conversion Term Loan Maturity Date, exceeds $1,000,000.".

         3.20. EVENTS OF DEFAULT. Section 8.l(b) of the Credit Agreement is hereby amended to read, in its entirety as follows:

         "(b)     the Borrower shall fail to perform or comply with any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2(b), 5.5, 5.6, 5.7, 5.9, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19, 5.20, 5.21
or 7 of this Agreement or in Sections 5.1, 5.2, 5.3, 5.4, 5.6, 5.7, 5.8 or 5.11
of the Second Amendment to the Credit Agreement; or"

         3.21. NOTICES. Section 11.1 of the Credit Agreement is hereby amended by replacing the existing notice addresses with the following:

          If to the Borrower, at:
          Leasecomm Corporation
          10-M Commerce Way, Suite 102
          Woburn, MA 01801
          Attention: President and Chief Financial Office

          with a copy to:

          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          One Financial Center
          Boston, MA 02111
          Attention: Richard Mikels

          If to the Parent, at:

          MicroFinancial Incorporated, Suite 101
          10-M Commerce Way
          Woburn, MA 01801
          Attention: President and Chief Financial Office

          with a copy to:

          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          One Financial Center
          Boston, MA 02111
          Attention: Richard Mikels

         If to the Agent or Fleet, at:

         Fleet National Bank
         111 Westminster Street
         Providence, RI 02903-0368
         Attention: Daniel Butler

         with a copy to:

         Bingham McCutchen LLP
         150 Federal Street
         Boston, MA 02110
         Attention: Jonathan K. Bernstein

         3.22. SCHEDULES AND EXHIBITS. The Credit Agreement is hereby further amended by: (i) adding new Schedule 1.1 (Terms and Conditions of New Subordinated Debt) Schedule 2.8(a) (Amortization of Conversion Term Loan), Exhibit G (Excess Cash Flow Certificate) and Exhibit H (Budget) thereto and (ii) amending Exhibit C thereto to include the indebtedness of the Parent listed on
Schedule 6 to this Second Amendment.

         SECTION 4. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall become effective as of the date hereof upon receipt by the Agent of each of the following, in form and substance satisfactory to the Agent (with the date on which the Agent receives the following being hereinafter referred to as the "Effective Date"):

         (a) A counterpart of this Second Amendment, executed by the Companies and the Lenders;

         (b) Payment by the Borrower to the Agent of the portion of the Amendment Fee (defined in Section 5.1 below) due on the Effective Date;

         (c) Payment by the Borrower of $250,992.64, consisting of the accrued Default Spread (defined in Section 7.2 of that certain Forbearance and Modification Agreement, dated as of January 3, 2003 by and among the Companies and the Lenders) and any other accrued and unpaid interest on the Loans;

         (d) The Warrants, the Warrant Purchase Agreement, the Registration Rights Agreement, and the Co-Sale Agreement, in each case, in form and substance acceptable to the Agent and the Majority Lenders;

         (e) There shall have occurred no Default or Event of Default (other than the Specified Defaults);

         (f) The Agent shall have received evidence that all corporate action necessary for the valid execution and delivery by the Companies of this Second Amendment and the other documents referenced herein shall have been taken;

         (g) The Agent shall have received opinions of counsel to the Companies;

         (h) The Agent and the Lenders shall have received payment for all fees and expenses including, without limitation, reasonable legal fees and expenses, for which invoices or reasonable estimates therefor have been provided to the Borrower on or prior to the Effective Date;

         (i) The Agent's receipt of evidence satisfactory to it as to the perfection and priority of all security interests, mortgages and deeds of trust of the Lenders with respect to the Companies;

         (j) The Agent shall have received a fully executed security agreement from the Parent, providing the Lenders with a first priority lien on all assets of the Parent as collateral for the Parent's obligations in respect of the Parent Guaranty;

         (k) The Agent shall have received a fully executed security agreement from the Borrower, providing the Lenders with a first priority lien on all assets of the Borrower as collateral for the Obligations, provided that with respect to the pledge of common stock of the MFI I and equity interest of MFI II, such pledge shall be subject to the provisions of Section 4.01(r) of the Contract Acquisition Agreement related to MFI I and Section 4.01(r) of the Contract Acquisition Agreement related to MFI II;

         (1) The Agent shall have received fully executed employment and non-competition agreements of all key employees of the Companies, in form and substance satisfactory to the Agent;

         (m) The representations and warranties of the Borrower in each of the Loan Documents shall be true and correct as of the Effective Date, except with respect to the occurrence of the Specified Defaults waived herein and to the extent that any of such representations and warranties relate by their terms to a prior date they shall be true and correct as of such prior date;

         (n) Amendments to the notes and Subordinated Debt documents of the Parent, in form and substance satisfactory to the Agent, with such amendments to include, among other things, revisions to interest rates, maturity and subordination provisions, executed by the Parent and the following holders of such Subordinated Debt; (a) Richard F. Latour, (b) Peter R. and Christa R. Bleyleben, (c) Salomon Smith Barney Custodian FBO Brian E. Boyle IRA (676-65812) and (d) Torrence C. Harder.

         (o) Waiver documents, in form and substance reasonably satisfactory to the Agent, in its sole discretion, from (i) Ambac Assurance Corporation ("Ambac") permanently waiving any and all identified defaults, events of default and servicer events of default under the Securitization Documents and (ii) NM Rothschild & Sons Limited ("Rothschild") permanently waiving any and all identified defaults, events of default and servicer events of default under the Securitization Documents;

         (p) The Lenders shall be satisfied, in their sole discretion, that there have been no further material adverse changes to either of the Companies' business, assets, operations or condition, financial or otherwise;

         (q) The Agent shall have received a fully-executed stock pledge agreement from the Parent, providing the Lenders with a pledge of 100% of the capital stock of the Borrower as collateral for the Obligations;

         (r)      The Agent shall have received the Tax Refund Assignment;

         (s) The Agent shall have received a prepayment of the Conversion Term Loan in the amount of $1,500,000, in accordance with Section 2.9 of the Credit Agreement, with such prepayment to be applied to the remaining scheduled principal repayments of the Conversion Term Loan in the inverse order of maturity;

         (t) An updated perfection certificate, in form and substance acceptable to the Agent, executed by the Borrower and, evidence that, among other things, there exists no liens or security interests on the assets of the Borrower other than Permitted Encumbrances;

         (u) A perfection certificate, in form and substance acceptable to the Agent, executed by the Parent and, evidence that, among other things, there exists no liens or security interests on the assets of the Parent other than Permitted Encumbrances;

         (v) The Agent shall have received a fully-executed trademark security agreement from the Borrower, providing the Lenders with a first priority security interest in all of the trademarks of the Borrower as collateral for the Obligations; and

         (w) Amendments to the 7.5% term notes of the Parent issued to (a) Torrence C. Harder, (b) Peter R. Bleyleben and (c) Salomon Smith Barney Custodian FBO Brian E. Boyle IRA (676-65812) in form and substance reasonably satisfactory to the Agent.

         SECTION 5. ADDITIONAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees with and for the benefit of the Agent and the Lenders that, notwithstanding anything to the contrary contained in the Credit Agreement or any of the other Loan Documents, it shall comply with the following covenants and further agrees that failure to comply with any of the covenants contained in this Section 5 shall constitute an Event of Default under the Loan Agreement:

         5.1. AMENDMENT FEE. The Borrower shall pay to the Agent, for the pro rata account of the Lenders, a fee equal to $2,000,000 (the "Amendment Fee"). The Amendment Fee shall be fully-earned as of the date hereof and shall be paid by the Borrower to the Agent as follows: $500,000 on the Effective Date; $500,000 on June 27, 2003; $250,000 on September 29, 2003; $250,000 on December
30, 2003; $250,000 on June 29, 2004 and $250,000 on the December 30, 2004 or, in
each case, on the earlier acceleration of the Obligations, provided however that in the event that the Obligations have been repaid in full (other than as a result of a repayment following an Event of Default) on or before any installment of Amendment Fee is due to be paid, the payment of such installment shall be waived.

         5.2. BORROWING BASE. Notwithstanding anything in the Credit Agreement or the other Loan Documents to the contrary, if at any time the outstanding balance of the Conversion Term Loan exceeds the Borrowing Base by more than that contemplated by

Annex B hereto, the Borrower shall prepay the Loans such that it is in compliance with Annex B.

                  5.3. TRANSFER OF SECURITIZATION RENTS. The Borrower shall use its best efforts to cause, not later than April 30, 2003 and on a quarterly basis thereafter, each of its Special Purpose Subsidiaries to (a) exercise its rights pursuant to Section 4.06(a)(iii) of each of the MFI I Indenture and the MFI II Indenture (together, the "Indentures" and each an "Indenture"), to obtain releases of any individual Contract (as defined in the Indentures) and the related Contract Assets (as defined in the Indentures) to the extent permitted by Section 4.06(a)(iii) of either of the Indentures, from the lien created by
(i) the MFI I Indenture or (ii) the MFI II Indenture, as applicable and (b) provide the officer's certificate required by Section 4.06(a) of the Indentures and any other documents required for the release of such liens. Further, to the extent and in the amount it is directed to do so by the Lenders' Consultant, the Borrower shall use its best efforts to cause each of its Special Purpose Subsidiaries, to the extent permitted by the Securitization Documents (and at a price not in excess of that reasonably acceptable to the Lenders' Consultant), to obtain releases of individual Contracts less than twelve months past their final due date and the related Contract Assets from the liens created the Indentures. Once the liens on any Contracts and related Contract Assets have been released, (i) the Borrower shall use its best efforts to cause (a) MFI I to sell such Contracts and related Contract Assets to the Borrower for fair value and declare a dividend so that any available cash resulting from such sale in excess of that required for reasonable reserves or otherwise to be retained by MFI I under applicable law or MFI I's Articles of Incorporation or Bylaws can be transferred to the Borrower, and (b) MFI II to distribute such Contracts and related Contract Assets to the Borrower (to the extent retention of such Contracts and related Contract Assets is not required to maintain adequate capital or other wise under applicable law or MFI II's Limited Liability Company Agreement) and (ii) the Borrower shall pledge any Contracts and Contract Assets so acquired to the Lenders as Collateral for the Obligations. Such transfer and pledge shall take place within thirty (30) days of the release of the liens.

                  5.4. RELEASE OF SECURITIZATION/RESTRICTED CASH. When a series of notes issued by a Special Purpose Subsidiary is redeemed, retired or paid in full, the Borrower shall use its best efforts to cause the applicable Special Purpose Subsidiary to, within five (5) days of the date or dates on which the applicable Special Purpose Subsidiary is entitled to obtain such release (i) pursuant to its rights under Section 4.06(b) of the applicable Indenture (following redemption or retirement of a single series of notes when other series of notes remain outstanding), obtain a release from the lien of the applicable Indenture for the Series Contracts and related Contract Assets (as defined in the MFI I Indenture) or the Series Assets, as applicable and (ii) pursuant to its rights under Section 5.01(b) of the applicable Indenture (upon payment in full of the last series of notes outstanding under such Indenture and release of the applicable portion of the Trust Estate), provide the officer's certificate(s) and opinion(s) of counsel required by Section 5.01(b) of the applicable Indenture (unless such obligation is waived by the Controlling Party (as defined in the MFI I Indenture) or Majority Holders (as defined in the MFI II Indenture) in accordance with the provisions of the applicable Indenture) to obtain (a) a release of the Withdrawn Collateral (as defined in each Indenture, as applicable) from the lien created by the Indenture and (b) the delivery of the Withdrawn Collateral to the applicable Special Purpose Subsidiary, or its designee. The Borrower shall use its best efforts to cause the

Special Purpose Subsidiary to designate the Borrower as its designee to receive the Withdrawn Collateral (other than the underlying note payable to MFI I, which may instead be cancelled). The Borrower shall then, within five (5) days of receipt of such Withdrawn Collateral, apply such Withdrawn Collateral to prepay the Conversion Term Loan in accordance with Section 2.9 of the Credit Agreement, with such prepayments to be applied to the remaining scheduled principal repayments of the Conversion Term Loan in the inverse order of maturity. Further, once the liens on any such Contract Assets or Series Assets have been released, (i) the Borrower shall use its best efforts to cause (a) MFI I to sell such Contract Assets to the Borrower for fair value and declare a dividend so that any available cash resulting from such sale in excess of that required for reasonable reserves or otherwise to be retained by MFI I under applicable law or MFI I's Articles of Incorporation or Bylaws can be transferred to the Borrower, and (b) MFI II to distribute such Series Assets (other than the underlying note) to the Borrower (to the extent retention of such Series Assets is not required to maintain adequate capital or otherwise under applicable law or MFI II's Limited Liability Company Agreement, and (ii) the Borrower shall pledge any Contract Assets or Series Assets so acquired to the Lenders as Collateral for the Obligations. Such transfer and pledge shall take place within thirty (30) days of the release of the liens.

         5.5.     ASTA TRANSACTION: PREPAYMENTS.

         (a) CONSENT OF LENDERS IN CONNECTION WITH ASTA TRANSACTION. The Parent has advised the Lenders that it may desire to enter into the transaction described on Annex C hereto (the "Asta Transaction"), which would, absent the consent of the requisite Lenders, violate certain terms of the Loan Documents. Provided that the terms and conditions set forth in Section 5.5 and on Annex C are met, the Lenders hereby consent to the following:

         (i)      THE ASTA TRANSACTION;

         (ii) To the extent that the Asta Transaction requires the creation of any new parent, subsidiary or affiliated company of either the Borrower or the Parent (the "New Entity or the New Entities"), the Lenders approve the creation of such New Entities and consent to the incurrence of debt by such New Entities, provided that (a) the collateral for any such debt may be only collateral generated by such New Entity; (b) each New Entity that utilizes any of the personnel, software or other assets of either of the Companies enters into an agreement with the applicable Company, pursuant to Section 5.6 hereof and (c) such New Entities shall be capitalized solely from outside sources and that the Companies shall not make any contributions of cash or other assets to such New Entities other than de minimus amounts in connection with corporate formation and maintenance;

         (iii) The payment to the shareholders of the Parent (other than the Insiders) of cash consideration received in connection with the Asta Transaction in excess of the amount of cash consideration required to prepay the Conversion Term Loan pursuant to Section 5.5(b);

         (iv) The payment of a fee of up to 5% of the total purchase price of the Asta Transaction to BCA One, LLC as set forth in the agreement dated October 15, 2002, between BCA One, LLC, and the Parent; and

         (v) The sale by the Insiders (as defined in Section 5.5(b)) of any non-cash consideration received as part of the Asta Transaction on terms and conditions set forth in Section 5.5(b) but otherwise determined by the Insiders in their sole discretion.

         (b) TERMS AND CONDITIONS OF CONSENT TO ASTA TRANSACTION. The Lenders consent to the Asta Transaction is subject to the following terms and conditions along with those terms and conditions set forth on Annex C: (i) a prepayment of the Conversion Term Loan is made in an amount equal to the greater of (a) $3,800,000 and (b) the amount equal to the amount that would otherwise constitute the total cash consideration provided to any and all officers and directors of either of the Companies, (together with those persons listed on Annex D hereto, the "Insiders") as part of the Asta Transaction, either directly or indirectly, including cash consideration provided after the closing date of the Asta Transaction from funds that are released from escrow, with such prepayment to be made contemporaneously with the closing of the Asta Transaction, or, in the case of a prepayment from funds that were initially held in escrow, contemporaneously with the release of such funds from escrow and with the total amount of the cash consideration provided as a prepayment of the Conversion Term Loan in accordance with this subsection (i) comprising New Subordinated Debt and (ii) the Insiders pledge all non-cash consideration received as part of the Asta Transaction, including, without limitation, all of their shares of Asta Funding, Inc., any other equity or rights to obtain equity received as part of the Asta Transaction and any and all rights associated with such shares, other equity or rights to obtain equity, including without limitation, rights under any registration rights, co-sale, stockholders and voting agreements to the Lenders as additional Collateral for the Obligations and further agree that if any such non-cash consideration is sold or redeemed the proceeds of such sale or redemption, net of taxes paid in connection with such sale or redemption, shall be used to prepay the Conversion Term Loan and the selling Insider shall then hold New Subordinated Debt in the amount of such prepayment. All prepayments of the Conversion Term Loan contemplated hereby shall be made in accordance with Section 2.9 of the Credit Agreement, with such prepayments applied to the remaining scheduled principal repayments of the Conversion Term Loan in the inverse order of maturity

         5.6. SERVICER FEE. The Companies shall require that any entity that commences utilizing either the personnel, software or other assets of either of the Companies for collection of amounts due to it under any lease, contract or agreement after the Effective Date of this Second Amendment enter into a servicer agreement with the applicable Company, in form and substance satisfactory to the Agent. Such agreement shall be on arm's length terms on an ongoing basis, and shall require such entity to, among other things, pay to the applicable Company a fair market value servicing fee, in cash, which shall not be less than a monthly fee of $3 per lease, contract or agreement being serviced by the personnel, software or assets of either of the Companies. Further, the Companies shall provide evidence of the fair market value of each such servicing fee to the Agent and the Lenders.

         5.7. NEGATIVE COVENANTS OF PARENT. The Parent covenants and agrees to be bound by the negative covenants contained in Sections 7.1 through 7.12 of the Credit Agreement to the same extent and with the same effect, as if it were the Borrower thereunder, provided that (a) the Parent shall be permitted to make cash payments of principal, interest or other amounts on or in respect of the Subordinated Debt and all other indebtedness of the Parent, other than the New Subordinated Debt, in an aggregate amount of not more than $35,000 per month;
(b) the Parent shall be permitted to make regularly scheduled payments to the holders of the New Subordinated Debt and (c) the Parent shall be permitted to make any payments required to be made by it under the Securitization Documents. In addition, the Parent covenants and agrees that it will not make payments in respect of any indebtedness of the Parent in excess of the $35,000 per month payments contemplated by subsection (a) above other than (w) payments in respect of the Credit Agreement, (x) payments in respect of the other Loan Documents,
(y) payments of regularly scheduled interest in respect of the New Subordinated Debt and (z) a principal payment in respect of that certain demand note of the Parent, dated May 28, 1999 and issued to Colleen Burke, in an amount not in excess of $30,000,

         5.8. WARRANTS. The Parent shall provide the Lenders with warrants (the "Warrants") to purchase 2.00% of the capital stock the Parent (the "Warrant Shares"), on a fully-diluted basis (exclusive of 1,675,000 shares of Common Stock of the Parent issuable upon exercise of options to purchase shares of the Parent with a strike price above the fair market value of the stock of the Parent on the date hereof) at an exercise price of equal to $.82 1/2 per share of common stock; provided that, in the event that if the Asta Transaction has closed on or before August 31, 2003 and the Company has complied with the provisions set forth in Section 5.5 of this Second Amendment the Warrants shall automatically terminate and shall be of no further force or effect. The Warrants shall be exercisable as follows: (i) if all of the Obligations shall not have been repaid in full (other than as a result of a repayment following an Event of Default), on or before June 30, 2004, the Warrants shall be exercisable for up to 50% of the Warrant Shares and (ii) if all of the Obligations shall not have been repaid in full (other than as a result of a repayment following an Event of Default), on or before September 30, 2004, the Warrants shall be exercisable for up to 100% of the Warrant Shares.

         5.9. NEW SUBSIDIARY. The Lenders shall permit, to the extent requested, the Parent to create a new Subsidiary and shall allow such Subsidiary to incur debt provided that (i) the collateral for any such debt may be only collateral generated by such new Subsidiary; (ii) to the extent that such new Subsidiary utilizes any of the personnel, software or other assets of either of the Companies, it shall enter into an agreement with the applicable Company, pursuant to Section 5.6 hereof and (iii) such Subsidiary shall be capitalized solely from outside sources and the Companies shall not make any contributions of cash or other assets to such Subsidiary other than de minimis amounts in connection with corporate formation and maintenance.

         5.10. AUTHORIZATION TO FILE FINANCING STATEMENTS. The Companies hereby irrevocably authorize the Agent at any time and from time to time during which any Loans are outstanding, to file, in any filing office in any Uniform Commercial Code jurisdiction where the filing of an initial financing statement is necessary or desirable to perfect the interests of the Agent or the Lenders in the collateral for the Obligations and for the obligations of the Parent in respect of the Parent Guarantee, any initial financing statements and amendments thereto that (a) indicate the collateral (i) as all assets of the Companies or words of similar effect, regardless of whether any particular asset comprised in the collateral falls within the scope of Article 9 of the Uniform Commercial Code of the state or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the state or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether each of the Companies is an organization, the type of organization and any organization identification numbers issued to either of the Companies. Each of the Companies agree to furnish any such information to the Agent as soon as reasonably practicable upon the Agent's request. Each of the Companies also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

         5.11. AMENDMENT TO SUBORDINATED DEBT DOCUMENTS OF PARENT. The Companies shall deliver to the Agent. no later than July 14, 2003, amendments to notes issued to each of the holders of Subordinated Debt of the Parent, in form and substance satisfactory to the Agent, with such amendments to include, among other things, revisions to interest rates, maturity and subordination provisions, executed by each of the holders of Subordinated Debt of the Parent, other than those noteholders identified in Section 4(n).

         SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 4 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, each of the Companies hereby represent and warrant (a) that the execution and delivery by the Companies of this Second Amendment and the performance by the Companies of all of their agreements and obligations under the Credit Agreement, as amended hereby, are within the corporate authority of the Companies and have been duly authorized by all necessary corporate or other similar action on the part of the Companies; (b) that the investigations brought by the attorneys general in connection with the Attorneys General Settlements are the only virtual-terminal-related suits or investigations pending or threatened against either of the Companies by any attorneys general; (c) that the Insiders listed on Annex D hereto represent all of the officers and directors of the Companies who hold shares or options to purchase shares of either of the Companies as of the date hereof; (d) that the Companies do not own, and have not applied for, any patents, trademarks or copyrights other than those disclosed on the perfection certificates of the Companies delivered to the Agent pursuant to Sections 4(u) and 4(v) and (e) that the Parent has no indebtedness for borrowed money other than that disclosed on Schedule 6 hereto.

         SECTION 7. NO PRESENT CLAIMS. The Companies acknowledge and agree that, as of the date hereof: (a) none of the Companies or, to the knowledge of any of the Companies, any of their affiliates has any claim or cause of action against any of the Lenders or the Agent (or any of their directors, officers, employees, attorneys or agents); (b) none of the Companies, or to the knowledge of any of the Companies, any of their affiliates has offset rights, counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities to any of the Lenders or the Agent; and (c) each of the Lenders and the Agent has heretofore properly performed and satisfied in a timely manner all of its obligations to the Companies and, to the knowledge of each of the Companies, each of their affiliates. The

Lenders and the Agent wish (and the Companies agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Lenders or the Agent. Therefore, Companies, each on its own behalf and on behalf of each of its respective successors and assigns, hereby waives, releases and discharges the Lenders and the Agent and all of their directors, officers, employees, attorneys and agents, from any and all claims, demands, actions or causes of action on or before the date hereof and arising out of or in any way relating to the Loan Documents and any documents, instruments, agreements (including this Second Amendment), dealings or other matters connected with the Loan Documents, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the date of this Second Amendment related to the Loan Documents. The waivers, releases, and discharges in this paragraph shall be effective regardless of any other event that may occur or not occur prior to, or on or after the date hereof.

         SECTION 8. MARSHALLING. Neither the Agent nor the Lenders shall be required to marshal any present or future collateral security for the Companies' obligations to the Agent or such Bank under the Loan Documents or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, the Companies hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the Agent's or such Bank's rights under any document, agreement or instrument evidencing or securing the Borrower's obligations to the Agent and the Lenders under the Loan Documents and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

         SECTION 9. NO WAIVER. Except as otherwise expressly provided for in this Second Amendment, nothing in this Second Amendment shall extend to or affect in any way any of the rights or obligations of the Borrower or any of the Agent's or the Lenders' obligations, rights and remedies arising under the Loan Documents. Neither the Agent nor any Lender shall be deemed to have waived any or all of its rights or remedies with respect to any Default or Event of Default, other than the Specified Defaults, existing on the date hereof or arising hereafter.

         SECTION 10. EXPENSES. The Borrower agrees to pay to the Agent and the Lenders upon written demand therefor (i) an amount equal to any and all reasonable out-of-pocket costs, expenses, and liabilities (including, without limitation, fees, disbursements, expenses and liabilities of or relating to, commercial finance examinations, collateral audits, appraisals, the Lender's Consultant, collateral examinations referred to in Section 5.15 of the Credit Agreement, the information technologies consultant referred to in Section 5.2l(iii) of the Credit Agreement, Uniform Commercial Code and other lien searches and filing fees, and legal counsel) incurred or sustained by the Agent or any of the Lenders in connection with the preparation of this Second Amendment, the documents and instruments contemplated hereby, the administration or interpretation of the Loan Documents, and (ii) from time to time any and all reasonable out-of-pocket costs or expenses, legal fees, disbursements and other expenses hereafter incurred or sustained by the Agent or any of the Lenders in connection with the administration of credit extended by the Agent to the Borrower, the preservation of or enforcement of their rights under the Loan Documents, in respect of the collateral, and/or in respect of any of the Borrower's other obligations to the Agent. The Lenders and the Borrower authorize the Agent and the Lenders to, with prior written notice to the Borrower, to debit any accounts maintained by the Borrower with such any such Lender for any fees, expenses, or other amounts due and payable by the Borrower hereunder, under the Credit Agreement or any of the other Loan Documents.

         SECTION 11. MISCELLANEOUS.

         (a) This Second Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

         (b) This Second Amendment shall constitute a Loan Document under the Credit Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Credit Agreement; and all obligations included in this Second Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Documents and secured by the collateral security for the Obligations.

         SECTION 12. ACKNOWLEDGEMENT. Each of the Companies hereby acknowledges that it was advised by counsel before executing this Second Amendment. Further, each of the Companies, the Agent and the Lenders acknowledges and agrees that this Second Amendment shall not be construed against any of the Companies, the Agent or the Lenders as the drafter of this Second Amendment.

                  IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as a document under seal as of the date first above written.

                                    FLEET NATIONAL BANK, individually and
                                    as Agent

                                    By: /s/ DAVID D. BUTLER
                                        -----------------------------
                                        Name: DAVID D. BUTLER
                                        Title: AUTHORIZED OFFICER

                                    BANKNORTH, N.A.

                                    By: /s/ DANA P. WEDGE
                                        -----------------------------
                                        Name: Dana P. Wedge
                                        Title: SVP

                                    BROWN BROTHERS HARRIMAN & CO.

                                    By: /s/ Jared S. Keyes
                                        -----------------------------
                                        Name: Jared S. Keyes
                                        Title: Managing Director

                                    CITIBANK

                                    By: /s/ George V. Milbury
                                        -----------------------------
                                        Name: George V. Milbury
                                        Title: Vice President

                                    CITIZENS BANK OF MASSACHUSETTS

                                    By: /s/ ROBERT D. MACE
                                        -----------------------------
                                        Name: ROBERT D. MACE
                                        Title: Vice President

                                    KEYBANK NATIONAL ASSOCIATION

                                    By: /s/ PETER A. LANDAUER
                                        -----------------------------
                                        Name: PETER A. LANDAUER
                                        Title: VICE PRESIDENT

                                    NATIONAL CITY BANK

                                    By: /s/ Michael J. Labrum
                                        ---------------------------
                                        Name: Michael J. Labrum
                                        Title: Senior Vice President

                                    U.S. BANK

                                    By: /s/ Joseph P. Howard
                                        ----------------------------
                                        Name: Joseph P. Howard
                                        Title: Vice President

                                    UNION BANK OF CALIFORNIA

                                    By: /s/ CECILIA M. VALENTE
                                        ----------------------------
                                        Name: CECILIA M. VALENTE
                                        Title: SENIOR VICE PRESIDENT

ACCEPTED and AGREED as of
April 14, 2003:

Borrower:

LEASECOMM CORPORATION

By : /s/ PETER BLEYLEBEN
     ------------------------------
     Name: PETER BLEYLEBEN
     Title: President

Parent:

MICROFINANCIAL INCORPORATED

By: /s/ RICHARD F. LATOUR
    -------------------------------
    Name: RICHARD F. LATOUR
    Title: President and CEO